EXHIBIT (J)
                                                 CONSENT OF INDEPENDENT AUDITORS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 29, 2000 and to all references to our firm included in or made a part of this Pre-Effective Amendment Number 2 to the iMillennium Fund's Registration Statement on Form N-1A (File No. 811-9691), including the references to our firm under the heading "Counsel and Independent Auditors" in the Statement of Additional Information.



McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 7, 2000